EXHIBIT 5.1

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-4497

Telephone: 414-277-5000

Fax: 414-271-3552

November 18, 2005

Wisconsin Gas LLC

231 West Michigan Street

P. O. Box 2046

Milwaukee, WI 53201

Ladies and Gentlemen:

We are providing this opinion in connection with:

(a)	the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-107694), which was filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2003, and was declared effective on August 22, 2003 (the “Registration Statement”), of $200,000,000 aggregate initial offering price of debt securities of Wisconsin Gas LLC, a Wisconsin limited liability company (formerly, prior to its conversion to a limited liability company effective July 28, 2004, Wisconsin Gas Company, a Wisconsin corporation) (the “Company”), of which $125,000,000 aggregate principal amount of 5.20% Debentures due December 1, 2015 were sold for an aggregate purchase price of $124,693,750 pursuant to an offering that closed on December 10, 2003, leaving a total of $75,306,250 aggregate initial offering price of debt securities remaining available for issuance under the Registration Statement;

(b)	the registration under the Securities Act pursuant to the Registration Statement on Form S-3 (File No. 333-129677), which was filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act on November 14, 2005, and became effective upon filing as provided in Rule 462(b) (the “Rule 462(b) Registration Statement,” and, collectively with the Registration Statement, the “Registration Statements”), of an additional $15,000,000 aggregate initial offering price of debt securities of the Company; and

(c)	the authorization and issuance by the Company of $90,000,000 aggregate principal amount of the Company’s 5.90% Debentures due December 1, 2035 (the “Debentures”) under the Indenture dated as of December 1, 2003, as amended by

Wisconsin Gas LLC

November 18, 2005

the First Supplemental Indenture dated as of March 22, 2004 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and Securities Resolution No. 2 under the Indenture, for an aggregate initial offering price of $89,783,100, registered by the Registration Statements.

We have examined (i) the Registration Statements; (ii) the Company’s certificate of conversion filed with the Wisconsin Department of Financial Institutions, the related plan of conversion from a Wisconsin corporation to a Wisconsin limited liability company, and the Company’s articles of organization and limited liability company operating agreement, as amended to date; (iii) the Indenture; (iv) the form of the Debentures; (v) Securities Resolution No. 2 establishing the terms of the Debentures; (vi) the Underwriting Agreement, dated November 15, 2005 (the “Underwriting Agreement”), between the Company and the several Underwriters named in Schedule A thereto providing for the issuance and sale of the Debentures to the Underwriters; (vii) relevant limited liability company proceedings of the Company; (viii) the orders of the Public Service Commission of Wisconsin (the “PSCW”) authorizing the issuance of the Debentures; and (ix) such other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion:

The Debentures have been duly authorized by the Company and the PSCW and (assuming due authentication thereof by the Trustee in accordance with the provisions of the Indenture), when executed and delivered pursuant to the Underwriting Agreement for the consideration provided therein, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statements through its filing as an exhibit to a Current Report on Form 8-K filed by the Company and incorporated by reference therein. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statements and in the preliminary prospectus supplement and the prospectus supplement, both dated November 15, 2005, relating to the Debentures. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP